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                                     June 11, 1999




Board of Directors
Houston InterWeb Design, Inc.
1770 St. James Place
Suite 515
Houston, Texas 77056


Gentlemen:


     As counsel for Houston InterWeb Design, Inc., a Texas corporation ("Company"), you have requested our firm to render this opinion in connection with the Registration Statement of the Company on Form SB-2 filed under the Securities Act of 1933, as amended ("Act"), with the Securities and Exchange Commission relating to the registration of the resale of 252,633 shares of Company common stock and the issuance 166,667 shares of Company common stock ("Shares").

     We are familiar with the registration statement and the registration contemplated thereby. In giving this opinion, we have reviewed the registration statement and such other documents and certificates of public officials and of officers of the Company with respect to the accuracy of the factual matters contained therein as we have felt necessary or appropriate in order to render the opinions expressed herein. In making our examination, we have assumed the genuineness of all signatures, the authenticity of all documents presented to us as originals, the conformity to original documents of all documents presented to us as copies thereof, and the authenticity of the original documents from which any such copies were made, which assumptions we have not independently verified.

     Based upon all the foregoing, we are of the opinion that:

     1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas.

     2. The Shares are duly authorized common shares in the capital of the Company.

     3. The Shares are issued and, when sold in the manner described as in the Registration Statement, will be validly issued, fully paid and nonassessable

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Board of Directors

June 11, 1999

Page 2




     We consent to the filing of this opinion as an exhibit to the Registration Statement and the use in the registration statement of the reference to Brewer & Pritchard, P.C. under the heading "Legal Matters."



                                       Very truly yours,

                                       BREWER & PRITCHARD, P.C.